Exhibit 23.1

INTELLIGENT BIO SOLUTIONS INC.

The Directors

L35, T1/100 Barangaroo Ave,

Barangaroo NSW 2000

Dear Directors,

We hereby consent to the inclusion in FORM 8-K/A of our audit report dated December 7, 2022 relating to the financial statements of Intelligent Fingerprinting Limited as of December 31, 2021 and 2020 and for the years then ended. We also consent to the reference to our Firm “UHY Haines Norton” under Exhibit 23.1 in such Form 8-K/A.

/s/ UHY Haines Norton

Sydney, New South Wales

7 December 2022